Exhibit 10.5

Share Interest Pledge Agreement

This Share Interest Pledge Agreement (the “Agreement”) is executed by and among the following parties as of [●] in Shanghai, China.

Party A: Zhizhen Artificial Intelligence Technology (Shanghai) Company Limited, a limited liability company, established and existing under the laws of the People’s Republic of China (the “PRC”), with its address at JT1662, Room 1203, No. 337, Shahe Road, Jiangqiao Town, Jiading District, Shanghai (the “Pledgee”);

Party B: The enterprises and natural persons listed in Annex I are all shareholders of Party C as of the date of this Agreement; (the “Pledgor”);

Party C: Shanghai Xiao-i Robot Technology Company Limited, a company limited by shares, established and existing under the laws of the PRC, with its address at F7, No. 398, Lane 1555, West Jinshajiang Road, Jiading District, Shanghai.

In this Agreement, each of the Pledgee, the Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

The Pledgor owns 100 of the shares of Party C. Party C is a company limited by shares registered in Shanghai, China. Party C acknowledges and confirms the respective rights and obligations of the Pledgor and the Pledgee under this Agreement, and agrees to provide any necessary assistance for the Pledge of share rights under this Agreement (including the registration of the Pledge);

The Pledgee is a wholly foreign-owned enterprise registered in Shanghai, China. The Pledgee and Party C have executed the Exclusive Business Cooperation Agreement (the “Business Cooperation Agreement”) on [●], pursuant to which the Pledgee provides Party C with relevant exclusive technical services, technical consulting and other services;

The parties hereto have executed an Exclusive Option Agreement (the “Exclusive Option Agreement”) on [●]. To the extent permitted by Chinese Law and in compliance with the corresponding conditions, if the Pledgee decides to make purchase request at its own discretion, the Pledgor shall transfer all or part of the shares it holds in Party C to the Pledgee and/or any other entity or individual designated by the Pledgee upon its request;

The parties hereto have executed an shareholder voting rights entrustment agreement (the “Power of Proxy Agreement”) on [●]. The Pledgor has irrevocably authorized the person designated by the Pledgee at that time to exercise all the shareholder entrusted and voting rights of Party C held by the Pledgor on behalf of the Pledgor; and

As the Pledgor’s guarantee for the performance of the Contractual Obligations and the repayment of the Secured Debts, the Pledgor Pledges all its equity interests in Party C to the Pledgee to provide Pledge guarantee for such obligations and debts, and Party C agrees to the Pledge arrangement of these shares.

1. Definitions.

1.1 Unless otherwise specified in this Agreement, the following terms used herein shall have the following meanings:

1.2 “Pledge” shall refer to the Security Interest granted by the Pledgor to the Pledgee in accordance with Section 2 of this Agreement, that is, the Pledgee shall have the right to receive preferential compensation with the amount coming from the discount, conversion, auction or sale of the Share Interests.

1.3 “Shares” or “Share Interests” shall refer to 100 of the shares of Party C that the Pledgor legally holds in Party C and has the right to dispose of, and which will be Pledged to the Pledgee in accordance with the provisions of this Agreement as a guarantee for the Pledgor and Party C to perform Contractual Obligations and Secured Debts (including the total registered capital of Party C and all relevant equity interests in Party C currently owned by the Pledgor) and additional shares added in accordance with Section 6.7 of this Agreement.

1.4 “Pledge Period” shall mean the period specified in Section 3 of this Agreement.

1.5 “Event of Default” shall mean any of the circumstances set force in Section 7 of this Agreement.

1.6 “Default Notice” shall mean the notice of Event of Default issued by the Pledgee pursuant to this Agreement.

1.7 “Contractual Obligations” refers to all the Contractual Obligations of the Pledgor under the Exclusive Option Agreement and the Power of Proxy Agreement; and all the Contractual Obligations of the Party C under the business cooperation agreement, Exclusive Option Agreement and the Power of Proxy Agreement; and all the Contractual Obligations of the Pledgor and Party C hereunder.

1.8 “Transaction Agreement” shall mean the Business Cooperation Agreement, the Exclusive Option Agreement and the Power of Proxy Agreement, or one or more of them.

1.9 “Secured Debt” shall refer to (i) any or all payments owed by Party C to the Pledgee (including, but not limited to consultation and service fees payable to the Pledgee under the Business Cooperation Agreement (whether at the specified due date, through early repayment or in other ways) and its interest, liquidated damages (if any), compensation, and attorney fees, arbitration fees, evaluation and auction of share rights and other expenses for realizing the Pledge; (ii) All direct, indirect and consequential losses and loss of predictable benefits suffered by the Pledgee due to any default event of the Pledgor and Party C, the amount of such losses shall be based on, but not limited to, the Pledgee’s reasonable commercial plans and profit forecasts; and all expenses incurred by the Pledgee to force the Pledgor and Party C to perform its Contractual Obligations. However, as far as a Pledgor is concerned, its Secured Debts does not include the losses suffered by the Pledgee due to the default events of other Pledgors.

1.10 “Chinese Law” shall include any laws, regulations, rules, notices, interpretations or other binding documents issued by any central or local legislative, administrative or judicial authority before or after the execution of this Agreement.

1.11 “Security Interest” shall include guarantees, mortgages, rights or interests of third parties, any options, acquisition rights, rights of set-off, retention of title or other security arrangements, etc.

2. Pledge.

2.1 As collateral for the immediate and complete payment of the Secured Debts and the performance of Contractual Obligations, the Pledgor hereby Pledges the rights and interests of the shares to the Pledgee in the form of first priority Pledge in accordance with the provisions of this Agreement. Party C agrees that the Pledgor Pledges the rights and interests of the shares to the Pledgee in accordance with the provisions of this Agreement.

2.2 The parties understand and agree that currency valuations arising out of or in connection with the Secured Debts are variable and floating valuations until the settlement date (as defined in Clause 2.4). The Pledgor and the Pledgee may from time to time adjust and confirm the maximum amount of the Secured Debts that should be guaranteed in the total amount of the Share Interests before the settlement date due to changes in the currency valuation of the Secured Debts and Share Interests, by mutually agreeing to amend and supplement this Agreement.

2.3 In the event of any of the following events (hereinafter referred to as the Reason for Final Settlement), the value of the Secured Debts shall be determined on the basis of the total amount of the Secured Debts payable to the Pledgee that is due and unpaid on the most recent date before or on the date of occurrence of the reason for final settlement (hereinafter referred to as the determined debts):

2.4 The business cooperation agreement expires or is terminated in accordance with the relevant agreements thereunder;

2.5 The Event of Default specified in Section 7 hereunder has occurred and not resolved, causing the Pledgee to serve the Pledgor with a Default Notice in accordance with Clause 7.3;

2.6 The Pledgee reasonably believes, through appropriate investigation, that the Pledgor and/or Party C are insolvent or may be placed in a state of insolvency; or

2.7 Any other events that require the determination of the Secured Debts in accordance with the provisions of Chinese Law.

2.8 For the avoidance of doubt, the date on which the Reason for Final Settlement occurs shall be the date of settlement (hereinafter referred to as the Settlement Date). The Pledgee has the right to realize the Pledge in accordance with Section 8 at its option on or after the settlement date.

2.9 During the Pledge Period (as defined in Clause 3.1), the Pledgee is entitled to receive any bonuses, dividends or other distributable benefits arising from the shares. The Pledgor shall deposit (or procure Party C to deposit) such civil fruits into the account designated by the Pledgee in writing upon receipt of the Pledgee’s written request, or use it to pay off the Secured Debts in advance; the above-mentioned civil fruits deposited into the account designated by the Pledgee in writing shall not be withdrawn by the Pledgor without the written consent of the Pledgee.

2.10 During the validity period of this Agreement, unless due to the Pledgee’s intentional or gross negligence, the Pledgee shall not be liable for any reduction in the value of the shares and the Pledgor shall have no right to pursue any form of recourse or make any demands against the Pledgee.

2.11 Under the premise of not violating the stipulations in Clause 2.6 of this Agreement, if there is any possibility that the value of the share rights and interests may be significantly reduced, which is enough to endanger the rights of the Pledgee, the Pledgee may, with the consent of the Pledgor, auction or sell the rights and interests of the shares on behalf of the Pledgor at any time, and negotiation with the Pledgor to use the proceeds from the auction or sale to pay off the Secured Debts in advance or deposit it with the notary office where the Pledgee is located (any expenses arising therefrom shall be paid from the proceeds from the auction or sale). In addition, the Pledgor shall provide other properties to the satisfaction of the Pledgee as security. When the above-mentioned events that may cause any significant reduction in the value of the share rights and interests occurs, which are sufficient to jeopardize the rights of the Pledgee, the Pledgor shall promptly notify the Pledgee and take necessary actions to resolve the above-mentioned events or reduce its adverse effects according to the reasonable requirements of the Pledgee. Otherwise, the Pledgor shall bear the corresponding compensation liability to the Pledgee for the direct or indirect losses caused thereby.

2.12 The Pledge of share rights and interests established hereunder is a continuous guarantee, and its validity shall continue until the Contractual Obligations are fully performed and the Secured Debts are fully repaid. The waiver, leniency of the Pledgor with respect to any default by the Pledgor, or the Pledgor’s delay in exercising any of its rights under the Transaction Agreement and this Agreement shall not affect the Pledgee’s right to require the Pledgor and Party C to strictly enforce the rights of the Transaction Agreement and this Agreement or the rights of the Pledgee due to the subsequent breach of the Transaction Agreement and/or this Agreement by the Pledgor and Party C pursuant to this Agreement and relevant Chinese Laws.

3. Pledge Period.

3.1 The Pledge shall take effect from the date of its registration with the industrial and commercial administration department where Party C is located (hereinafter referred to as the registration authority), the validity period of the Pledge (hereinafter referred to as the Pledge Period) starts from the above-mentioned effective date until the last Secured Debts and Contractual Obligations guaranteed by the Pledge have been fully paid and performed, and the Pledgee has decided to purchase all the equity interests of Party C held by the Pledgor in accordance with the exclusive option agreement subject to the premise of permitting by Chinese Law.

3.2 During the Pledge Period, if Party C fails to perform its Contractual Obligations or repay the Secured Debts (including paying exclusive consulting or service fees according to the business cooperation agreement or fails to perform any other aspects of the Transaction Agreement), the Pledgee shall have the right but not be obliged to dispose of the Pledge in accordance with the provisions of this Agreement.

3.3 During the validity period of this Agreement, unless any reduction in the value of the Pledged shares occurs due to the intention of Party A and such intention has a direct causal relationship with the result, Party A shall not be held responsible, and Party B also has no right to pursue any form of recourse or make any demands against Party A.

4. Pledge Registration and Safekeeping of Records of Interests in Shares Subject to Pledge.

4.1 The Pledgor and Party C agree and undertake that, after the execution of this Agreement, Party C shall immediately and the Pledgor shall procure Party C to record the Pledge arrangement of the shares under this Agreement in Party C’s register of shareholders as of the date hereof; and submit an application for the registration of the establishment (or change) of share Pledge to the registration authority in accordance with the Measures for Share Pledge Registration by the Industry and Commerce Administration no later than the twentieth (20) days after the execution date of this Agreement. The Pledgor and Party C further agree and undertake that they shall go through all the registration procedures for the share Pledge, obtain the registration notice issued by the registration authority, and the registration authority shall record the share Pledge matters completely and accurately in the share Pledge register within thirty (30) days from the date when the registration authority officially accepts the application for the registration of the share Pledge,.

4.2 During the Pledge Period stipulated in this Agreement, the Pledgor shall submit the original copy of the capital contribution certificate and the register of shareholders recording the Pledge (as well as other documents reasonably requested by the Pledgee, including but not limited to the Pledge registration notice issued by the industry and commerce administrative department) shall be delivered to the Pledgee for safekeeping within one week from the date when the Pledge registration is completed in accordance with Clause 4.1 above.

5. Representations and warranties of the Pledgor and Party:

The Pledgor hereby represents and warrants to the Pledgee as follows:

5.1 The Pledgor is an enterprise duly registered and legally existing in accordance with Chinese Laws with independent legal personality (if it is a natural person, it has independent capacity for civil conduct), which has full and independent legal status and legal capacity, and has obtained the appropriate authorization to sign, deliver and perform this Agreement, and can be an independent subject of litigation..

5.2 The Pledgor is the sole legal owner and beneficiary of the Share Interest, the Pledgor has full rights and powers to Pledge the rights and interests of the shares to the Pledgee in accordance with the provisions of this Agreement, the Pledgor is also entitled to dispose of the interest in the shares and any part thereof. Except for subject to the agreement signed by the Pledgor and the Pledgee, it has legal and complete ownership of the rights and interests of the shares.

5.3 The Pledgee shall have the right to dispose of and transfer the rights and interests of the shares in accordance with the provisions set forth in this Agreement.

5.4 The Pledgor has not created any Security Interests or other encumbrances on the shares other than the Pledge on the Share Interests hereunder. There is no dispute over the ownership of the Share Interests. There are no due but unpaid taxes, fees in connection with the interest in the shares, and not subject to seizure or other legal process or similar threats, and can be used for Pledge and transfer in accordance with applicable law.

5.5 The Pledgor signing this Agreement and exercising its rights hereunder or performing its obligations hereunder will not violate or contradict any laws, regulations, any court judgments, any arbitral agency award, any administrative agency decision, any agreement or contract to which the Pledgor is a party or binding on its assets, or any undertaking made by the Pledgor to any third party.

5.6 All documents, materials, statements and vouchers provided by the Pledgor to the Pledgee, whether provided before or after the execution of this Agreement and during the Pledge Period, are accurate, true, complete and effective.

5.7 This Agreement, when duly signed by the Pledgor and becomes effective in accordance with the terms of this Agreement, shall constitute a legal, valid and binding obligation on the Pledgor.

5.8 The Pledgor has the full right and authority within the Pledgor to enter into and deliver this Agreement and all other documents to be executed in connection with the transactions set forth in this Agreement, and it has the full right and authorization to complete the transactions described in this Agreement.

5.9 In addition to the registration of the establishment of the share Pledge with the registration authority, the consent, permission, waiver, authorization of any third party or any governmental agency required for the execution and performance of this Agreement and the validity of the Pledge of Share Interests hereunder or registration or filing with any government agency (if required by law) has been obtained or processed, and will be fully and continuously effective during the term of this Agreement.

5.10 The Pledge hereunder constitutes a first-order Security Interest in the interest in the shares.

5.11 All taxes and fees payable due to the acquisition of the Share Interests have been fully paid by the Pledgor.

5.12 There is no pending or threatened lawsuit (as far as the Pledger knows), legal process or claim against the Pledgor or its property or interests in shares in any court or tribunal or any government or administrative agency that will have a material or adverse effect on the financial condition of the Pledgor or its ability to perform its obligations and guarantee liability under this Agreement.

5.13 Except as otherwise provided in this Agreement, at any time, once the Pledgee exercises the Pledgee’s rights under this Agreement, there shall be no interference from any other party.

5.14 The Pledgor hereby agrees to be jointly and severally liable to the Pledgee for the representations and warranties made by Party C under this Agreement.

5.15 The Pledgor hereby warrants to the Pledgee that the above representations and warranties will be true, correct, accurate and complete and will be fully complied with at any time in any case before the Contractual Obligations have been fully performed or the Secured Debts has been fully paid off.

Party C represents and warrants to the Pledgee as follows:

5.16 Party C is a company limited by shares incorporated and legally existing under Chinese Law with independent legal personality and be an independent subject of litigation, which has officially registered with the competent industrial and commercial administration department, and pass the annual inspection over the years or submit the annual report according to law; it has full and independent legal status and legal capacity, and has obtained the appropriate authorization to sign, deliver and perform this Agreement.

5.17 After this Agreement is duly signed by Party C and becomes effective in accordance with the terms of this Agreement, it shall constitute a legal, valid and binding obligation on Party C.

5.18 Party C has the full right and authority within Party C to enter into and deliver this Agreement and all other documents to be executed in connection with the transactions set forth in this Agreement, and it has the full right and authorization to complete the transactions described in this Agreement.

5.19 There is no material Security Interest or other encumbrance on the assets owned by Party C that may affect the Pledgee’s rights and interests in the Share Interests (including but not limited to the transfer of any intellectual property rights of Party C or any assets valued at RMB 2 million or more, or any property rights or encumbrances attached to such assets).

5.20 There is no pending or threatened litigation, arbitration, administrative proceedings, administrative penalties or other legal proceedings (as far as Party C knows) against the Share Interests, Party C or its assets in any court or tribunal or any government or administrative agency that will have a material or adverse effect on the financial condition of Party C or the ability of the Pledgor or Party C to perform its obligations and guarantee liability under this Agreement.

5.21 Party C hereby agrees to be jointly and severally liable to the Pledgee for the representations and warranties made by the Pledgor under this Agreement.

5.22 Party C signing this Agreement and exercising its rights hereunder or performing its obligations hereunder will not violate or contradict any laws, regulations, any court judgments, any arbitral agency award, any administrative agency decision, any agreement or contract to which Party C is a party or binding on its assets, or any undertaking made by Party C to any third party.

5.23 All documents, materials, statements and vouchers provided by Party C to the Pledgee, whether provided before or after the execution of this Agreement and during the Pledge Period, are accurate, true, complete and effective.

5.24 In addition to the registration of the establishment of the share Pledge with the registration authority, the consent, permission, waiver, authorization of any third party or any governmental agency required for the execution and performance of this Agreement and the validity of the Pledge of Share Interests hereunder or registration or filing with any government agency (if required by law) has been obtained or processed, and will be fully and continuously effective during the term of this Agreement.

5.25 The Pledge hereunder constitutes a first-order Security Interest in the interest in the shares.

5.26 Party C hereby warrants to the Pledgee that the above representations and warranties will be true, correct, accurate and complete and will be fully complied with at any time in any case before the Contractual Obligations have been fully performed or the Secured Debts has been fully paid off.

6. Undertaking and further consent of the Pledgor and Party C The Pledgor’s undertaking and further consents are as follows:

6.1 During the validity period of this Agreement, the Pledgor hereby undertakes to the Pledgee that, the Pledgor:

6.2 Except for the performance of the Exclusive Option Agreement, without the prior written consent of the Pledgee, not to transfer all or any part of the Share Interests, not establish or allow the existence of any Security Interests or other encumbrance that may affect the rights and interests of the Pledgee in the Share Interests. As for transfer of Share Interests with the written consent of the Pledgee, the Pledgor shall first use the proceeds from the transfer of Share Interests to pay off the Secured Debts to the Pledgee in advance or deposit it with a third party agreed with the Pledgee.

6.3 Shall comply with and enforce all laws and regulations applicable to the Pledge of rights. Within five (5) days of receipt of any notice, order or suggestion issued or made by the relevant competent authority (or any other relevant party) in relation to the Pledge, the said notice, order or suggestion shall be presented to the Pledgee, and shall comply with the above notice, order or suggestion or make objections and representations on the above matters at the reasonable request of the Pledgee or with the consent of the Pledgee;

6.4 For any event that may have an impact on the Pledgee’s rights to the Share Interests or any part thereof or the Pledgee’s interests under the Transaction Agreement and this Agreement (including but not limited to any legal proceedings, arbitration, other claims, any third party disputes over the ownership of the shares, or any civil or criminal action, administrative action, arbitration or any other legal proceeding against the Pledgor or the interest in the shares occurs when the Pledgee’s Pledge is or may be otherwise adversely affected by any third party, or the Pledgor is under threat of any lawsuit, arbitration or other legal process as described above) or notice received by the Pledgor, and any event or notice received by the Pledgor that may have an effect on any warranties and other obligations of the Pledgor arising under this Agreement, shall notify the Pledgee immediately and take all necessary measures to ensure the Pledgee’s pledged rights one the interests in the shares pursuant to Pledgee’s reasonable request.

6.5 The Pledgor agrees that the Pledgee’s rights to the Pledge under this Agreement shall not be interrupted or hindered by the Pledgor or any successor or representative of the Pledgor or any other person through legal process.

6.6 To protect or improve the Security Interest granted by this Agreement for the payment of Secured Debts and the performance of Contractual Obligations, and to ensure the Pledgee’s Pledge of rights and interests in the shares and the exercise and realization of such rights, The Pledgor hereby undertakes that within twenty (20) days after the signing of this Agreement, the share Pledge under this Agreement will be registered with the relevant registration authority for the establishment of the share Pledge, and will sign in good faith and urge other parties with an interest in the Pledge to sign all documents (including but not limited to, supplemental agreements to this Agreement), certificates, agreements, deeds and/or undertakings required by the Pledgee. The Pledgor also undertakes to perform and procure other parties with an interest in the Pledge to do what the Pledgee requires, to facilitate the Pledgee to exercise the rights and authorizations conferred upon it by this Agreement, and to cooperate with the Pledgee or the party (natural person/legal person) designated by it to sign all relevant documents regarding the ownership of the equity interest in the shares. The Pledgor undertakes to provide the Pledgee with all the notices, orders and decisions on the Pledge required by the Pledgee within a reasonable period.

6.7 The Pledgor hereby undertakes to the Pledgee that it will abide by and perform all warranties, undertakings, agreements, representations and conditions under this Agreement. If the Pledgor fails or partially fulfills its guarantees, commitments, agreements, representations and conditions, the Pledgor shall compensate the Pledgee for all losses caused thereby.

6.8 If the Pledged share rights under this Agreement are subject to any coercive measures implemented by the court or other government departments for any reason, the Pledgor shall make all efforts, including (but not limited to) providing other guarantees to the court or taking other measures to release such coercive measures taken by the court or other authorities against the equity interests.

6.9 If the interest in the shares involves any property preservation or enforcement, or there is any possibility of reduction or loss of the value of the interest in the shares, which is sufficient to endanger the rights of the Pledgee, the Pledgor shall immediately notify the Pledgee in writing of such circumstances, and cooperate with the Pledgee to take effective measures to protect the rights and interests of the Pledgee. The Pledgee may auction or sell the rights and interests of the shares at any time, and use the proceeds from the auction or sale to pay off the Secured Debts or deposit in advance; Any expenses arising therefrom shall be entirely borne by the Pledger.

6.10 Without the prior written consent of the Pledgee, the Pledgor and/or Party C (or assisting other party) shall not increase, decrease or transfer Party C’s registered capital (or its contribution to Party C) or set any other encumbrances on it (including Share Interests). On the premise of complying with this provision, Party C’s Share Interests (hereinafter referred to as additional Share Interests) registered and obtained by the Pledgor after the date hereof and the corresponding share capital of such Share Interests in Party C’s registered capital also belong to the rights and interests of the shares that must be Pledged by the Pledgor to the Pledgee in accordance with this Agreement. The Pledgor and Party C shall immediately sign a Supplementary Share Pledge Agreement with the Pledgee on the Additional Share Equity when the Pledgor obtains it, and promoting the approval of the Supplementary Share Pledge Agreement by the Board of Directors and the General Meeting of Shareholders of Party C, and shall submit to the Pledgee all the documents required to supplement the share Pledge agreement, including but not limited to: (a) The original copy of the shareholders capital contribution certificate for additional share rights issued by Party C; and (b) a certified copy of the capital verification report or other proof of capital contribution issued by a Chinese certified public accountant. The Pledgor and Party C shall handle the registration of the establishment (or change) of the Pledge of additional share rights and interests in accordance with the provisions of Clause 4.1 of this Agreement and deliver the relevant documents to the Pledgee for safekeeping in accordance with the provisions of Clause 4.2 of this Agreement.

6.11 Unless the Pledgor gives prior written instructions to the contrary, the Pledgor and/or Party C agree that if part or all of the shares are transferred between the Pledgor and any third party (hereinafter referred to as the Share Transferee) in violation of this Agreement For the transfer of this Agreement, the Pledgor and/or Party C shall ensure that the Share Transferee unconditionally recognizes the Pledge right and performs the necessary Pledge change registration procedures (including but not limited to signing relevant documents) to ensure the existence of the Pledge right, then the Pledgor and/or Party C shall ensure that the Share Transferee unconditionally recognizes the Pledge and performs the necessary Pledge change registration procedures (including but not limited to signing relevant documents) to ensure the existence of the Pledge. The performance of the Pledgor and/or Party C’s agreement in this clause shall not be regarded as a waiver of the Pledgee’s refusal to pursue the Pledgor’s and/or party C’s breach of contract. The Pledgor hereby expressly reserves the right to investigate the breach of the Pledgor and/or Party C.

6.12 If the Pledgee provides a loan to Party C, the Pledgor and/or Party C agree to grant a Pledge to the Pledgee to secure the further loan by using the equity interest as a Pledge, and in accordance with the requirements of laws, regulations or local practices (if any) perform relevant procedures as soon as possible, including but not limited to signing relevant documents and handling relevant Pledge establishment (or change) registration procedures.

6.13 The Pledgor shall not conduct or allow any act or action that may adversely affect the Pledgee’s rights or interests under the Transaction Agreement and this Agreement.

6.14 In the event of any transfer of Share Interests arising from the exercise of the Pledge rights under this Agreement, the Pledgor undertakes to take all measures to effectuate such transfer.

6.15 The Pledgor shall ensure that the procedures for convening meetings, voting methods and content of Party C’s general meeting of shareholders and the board of directors shall be convened for the purpose of signing this Agreement, setting up the Pledge and exercising the Pledge will not violate laws, administrative regulations or Party C’s articles of association.

6.16 Before the Contractual Obligations are fulfilled and the Secured Debts are fully paid off, the Pledgor shall not give up the rights and interests in the shares Pledged to the Pledgee under this Agreement, and/or give up any civil fruits arising from holding the above-mentioned equity interests, including but not limited to dividends and bonuses.

6.17 Before the Contractual Obligations are fulfilled and the Secured Debts are fully paid off, without the prior written consent of the Pledgee, the Pledgor shall not approve any resolution that allow Party C to transfer, sell or otherwise dispose of any of its assets.

6.18 If in accordance with applicable law, any amendment, supplement or update to this Agreement shall take effect only after the completion of the corresponding Pledge change approval and/or registration procedures, the Pledgor shall go through the registration procedures for such changes with the relevant registration authorities within five (5) days from the date of completion of such amendment, supplement or update.

Party C undertakes and further agrees as follows:

6.19 If the execution and performance of this Agreement and the Pledge of equity interests under this Agreement shall be subject to the consent, license, waiver, authorization of any third party, or the approval, permission, exemption of any governmental agency, or register or file with any governmental agency (if required by law), then Party C will try its best to assist in obtaining and keep it fully valid within the validity period of this Agreement.

6.20 Without the prior written consent of the Pledgor, Party C will not assist or allow the Pledgor to establish any new Pledge or grant any other Security Interest in the shares, nor assist or allow the Pledgor to transfer the shares.

6.21 Party C agrees to work with the Pledgor to strictly abide by the obligations stipulated in Clauses 6.3, 6.7, 6.8, 6.9, 6.11, 6.12, 6.14 and 6.15 of this Agreement.

6.22 Without the prior written consent of the Pledgee, Party C shall not transfer or sell Party C’s assets or create or allow the existence of any Security Interest or other encumbrance on Party C’s assets that may affect the rights and interests of the Pledgee in the Share Interest (including but not limited to the transfer of any intellectual property rights of Party C or any assets with a value of exceeding RMB 2 million, or any property rights or encumbrances attached to such assets).

6.23 When any legal action, arbitration or other request occurs, which may adversely affect the interests of Party C, Share Interests or Pledgee under the Transaction Agreement and this Agreement, Party C undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and to take all necessary measures to ensure the Pledgee’s Pledge of the rights and interests of the shares according to the reasonable requirements of the Pledgee.

6.24 Party C shall not conduct or allow any acts or actions that may adversely affect the Pledgee’s interests or Share Interests under the Transaction Agreement and this Agreement.

6.25 Party C will provide the Pledgee with the financial statements of Party C for the previous calendar quarter within the first month of each calendar quarter, including but not limited to the balance sheet, income statement and cash flow statement.

6.26 Party C undertakes to take all necessary measures and sign all necessary documents according to the reasonable requirements of the Pledgee to ensure the Pledgee’s Pledge of the rights and interests of the shares and the exercise and realization of such rights and interests.

6.27 In the event of any transfer of Share Interests arising from the exercise of the Pledge under this Agreement, Party C undertakes to take all measures to complete such transfer.

6.28 In the event of bankruptcy, liquidation, dissolution, termination, death, incapacity of the Pledgor or other circumstances that may affect the exercise of its rights and interests in Party C’s shares, the successor of the Pledgor or the shareholder or assignee of Party C’s equity interest at that time will be deemed to be a signatory party to this Agreement, and will inherit/undertake all the rights and obligations of the Pledgor under this Agreement.

6.29 Each party warrants to the other party that once permitted by Chinese Law and the Pledgee decides to purchase all the equity interests of Party C held by the Pledgor in accordance with the Exclusive Option Agreement, the parties hereto will immediately terminate this Agreement.

7. Event of Default.

7.1 The following shall be considered as Events of Default:

7.1.1 The Pledgor’s breach or failure to perform any of its Contractual Obligations under the Exclusive Option Agreement, the Power of Proxy Agreement and/or this Agreement, Party C’s breach or failure to perform any of its Contractual Obligations under the Exclusive Option Agreement, the Power of Proxy Agreement, Business Cooperation Agreement and/or this Agreement

7.1.2 Any representation or warranty made by the Pledgor under Clause 5 of this Agreement contains material misrepresentation or error, and/or the Pledgor breaches any warranties in Section 5 and/or any undertakings in Section 6 of this Agreement;

7.1.3 The Pledgor and Party C fail to complete the registration of the share Pledge with the registration authority in accordance with the provisions in Section 4.1;

7.1.4 The Pledgor and Party C violate any provisions or terms of this Agreement;

7.1.5 Except as expressly provided in Clause 6.1.1, the Pledgor transfers or intends to transfer or waive the Pledged Share Interests or release the Pledged Share Interests without the written consent of the Pledgee;

7.1.6 Pledgor’s own loan, guarantee, indemnity, undertaking or other debt liability to any third party (1) Being required to repay or perform in advance due to the default of the Pledger; or (2) is due but cannot be repaid or performed on time;

7.1.7 The Pledgor cannot repay general debts or other debts;

7.1.8 Any approvals, licenses, consents, permits or authorizations of government agencies that make this Agreement enforceable, legal and effective are withdrawn, suspended, invalidated or substantially altered;

7.1.9 The enactment of applicable laws makes this Agreement illegal or makes it impossible for the Pledgor to continue to perform its obligations under this Agreement;

7.1.10 There is an adverse change in the property owned by the Pledgor, which causes the Pledgee to believe that the Pledgor’s ability to perform its obligations under this Agreement has been affected;

7.1.11 Party C or its successors or custodians can only partially perform or refuse to perform the payment obligations under the Business Cooperation Agreement or the Pledgor and/or Party C can only partially repay or refuse to repay the Secured Debts; and

7.1.12 Any other circumstances in which the Pledgee cannot or may not be able to exercise its rights against the Pledge.

7.1.13 Upon becoming aware of or discovering that any of the circumstances described in Clause 7.1 or any event that may give rise to the above has occurred, the Pledgor shall promptly notify the Pledgee in writing accordingly. Except as otherwise provided in other terms of this Agreement, any obligations or representations or warranties undertaken by the Pledgee, each of the Pledgor’s and Party C under this Agreement are separate and not jointly and severally.

7.1.14 Unless the Event of Default set forth in this Clause 7.2 has been satisfactorily resolved to the Pledgee’s satisfaction within thirty (30) days from the date of notification by the Pledgee, otherwise, the Pledgee may issue a notice of default to the Pledgor at the time of or at any time after the occurrence of the Event of Default, and exercise all its rights and powers for breach of contract remedies under Chinese Laws, the Transaction Agreement and the terms of this Agreement, including but not limited to:

7.1.14.1 Require the Pledgor to the limit of its Pledged shares and/or Party C to immediately pay all outstanding payments due under the Business Cooperation Agreement, all outstanding amounts under the Transaction Agreement and all other due payments due to the Pledgee, and/or repayment of the loan; and/or

7.1.14.2 Dispose of Pledge in accordance with the provisions of Section 8 of this Agreement and/or dispose of Pledged Share Interests in other ways to the extent permitted by law (including but not limited to preferential compensation with the amount coming from the discount, auction or sale all or part of Share Interests).

The Pledgee has the right to choose to exercise any of the above rights based on its independent judgment. In such event, the other parties to this Agreement shall unconditionally agree to cooperate fully. The Pledgee is not responsible for any loss caused by its reasonable exercise of such rights and powers.

7.1.15 The Pledgor shall have the right to designate its lawyers or other agents in writing to exercise any and all of the above rights and powers, and neither the Pledgor nor Party C may object to this.

7.1.16 The Pledgee has the right to choose to exercise any relief for breach of contract that he enjoys simultaneously or sequentially, and the Pledgee is not required to exercise other relief for breach of contract before exercising the right to auction or sell the rights of shares under this Agreement.

8. Exercise of Pledge.

8.1 Before the Contractual Obligations have been fully performed and the guaranteed debts have been fully repaid, without the written consent of the Pledgee, the Pledgor shall not transfer the Pledged rights or the equity interests in Party C.

8.2 The Pledgee may issue a notice of default to the Pledgor in accordance with Clause 7.3 when exercising the Pledge.

8.3 Subject to the provisions of Clause 7.3, the Pledgee may exercise the right to enforce the Pledge at the same time as the notice of default in accordance with Clause 7.3 or at any time after the notice of default is issued. Once the Pledgee elects to enforce the Pledge, the Pledgor shall no longer have any rights or interests in relation to the equity interest.

8.4 When the Pledgee exercises the Pledge right, within the permitted scope and in accordance with applicable laws, the Pledgee has the right to dispose of the Pledged equity interests in accordance with the law; all payments received by the Pledgee for exercising his Pledge shall be dealt with in the following order:

8.4.1 Pay all costs (including attorneys’ fees and agents remuneration) arising out of the disposition of the interest in the shares and the exercise of its rights and powers by the Pledgee;

8.4.2 pay taxes due on disposition of interests in shares;

8.4.3 Repayment of the Secured Debt to the Pledgee.

If there is any remaining amount after deducting the above amount, the remaining amount (without interest) shall be paid to the Pledgor or other person who is entitled to receive the amount in accordance with the relevant Chinese Laws, or shall be deposited with the notary office where the Pledgee is located (thereby any expenses incurred shall be paid from the balance).

8.5 When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgor and Party C shall provide necessary assistance to enable the Pledgee to enforce the Pledge in accordance with this Agreement.

8.6 All actual expenses, taxes and all legal fees related to the establishment of the Pledge of share rights and the realization of the rights of the Pledgee under this Agreement shall be borne by Party C, except as provided by law to be borne by the Pledgee, the Pledgee has the right to deduct such expenses from the amount actually incurred in the exercise of its rights and powers.

8.7 The amount of the Secured Debt determined by the Pledgee when exercising its Pledge of the rights and interests of the shares in accordance with this Agreement shall be the final evidence of the Secured Debt under this Agreement.

9. Transfer.

9.1 The Pledgor shall not assign or delegate its rights and obligations under this Agreement without the Pledgee’s prior written consent.

9.2 The Pledgor and Party C agree that, subject to the prevailing Chinese Laws, after the Pledgee has notified the Pledgor and Party C, the Pledgee may, in any manner and on such terms and conditions as it deems appropriate (including the right to sub-assign), to delegate or transfer any of its rights that it may exercise under this Agreement, the Transaction Agreement and other guarantee documents to any third party.

9.3 This Agreement shall be binding on the Pledgor and Party C and their respective successors and permitted assigns (if any), and shall be effective for the Pledgor and each of their successors and assigns.

9.4 At any time, if the Pledgee assigns any and all of its rights and obligations under the Transaction Agreement to a party (natural person/legal person) designated by it, the assignee shall enjoy and assume the rights and obligations hereunder as if it were an original party to this Agreement. When the Pledgee transfers the rights and obligations under the Transaction Agreement, at the request of the Pledgee, the Pledgor and/or Party C shall actively cooperate in signing the relevant agreement or other documents related to such transfer.

9.5 If there is a change in the Pledgee due to the transfer of the Transaction Agreement and/or this Agreement, at the request of the Pledgee, when agreed by the Pledgor and Party C through negotiation, a new Share Interest Pledge agreement with respect to the Pledged Share Interests shall be executed with the new Pledgee on the same terms and conditions as in this Agreement.

9.6 The Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or individually signed by the parties hereto or either party hereto, including the Transaction Agreement, and perform its obligations under this Agreement and other contracts (including the Transaction Agreement), and refrain from acts/omissions that could affect its validity and enforceability. The Pledgor shall not exercise any of its remaining rights with respect to the interest in the shares Pledged under this Agreement except in accordance with the written instructions of the Pledgee.

10. Termination. When the Pledge Period expires, this Agreement shall be terminated, and the Pledgee shall cancel or terminate this Agreement as soon as reasonably practicable, and release the Pledge of share rights and interests under this Agreement, and the Pledgor and Party C shall record in the register of shareholders of Party C the change of the Pledge of share rights and cancel the registration of the establishment of the Pledge of share rights and interests in the relevant registration authority, reasonable expenses arising from the cancellation of the Pledge of share rights shall be borne by the Pledgor and Party C. Sections 12, 13 and Clause 19.5 shall survive the termination of this Agreement.

11. Fee and other charges. All fees and actual expenses related to this Agreement, including but not limited to attorney fees, cost of production, stamp duty and any other taxes and expenses, shall be borne by Party C.

If the applicable law requires the Pledgee to bear certain relevant taxes and fees, the Pledgor shall urge Party C to repay in full the taxes and fees already paid by the Pledgee.

12. Confidentiality. The parties acknowledge that any oral or written information exchanged between the parties in connection with this Agreement are regarded as confidential information. Each party shall maintain confidentiality of all such confidential information, and shall not disclose any such information to any third party without the written consent of the other parties, except in the following circumstances; (a) is in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) Information required to be disclosed by applicable law or the rules or regulations of any stock exchange; or (c) information that is required to be disclosed by either party to its legal or financial advisor in connection with a transaction under this Agreement, and such legal advisor or financial advisor is also subject to confidentiality obligations similar to those in this section. Disclosure of any confidential information by the staff members or agencies employed by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13. Governing Law and Resolution of Disputes.

13.1 The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

13.2 In the event of any dispute arising from the construction and performance of this Agreement, the parties shall first resolve the dispute through friendly negotiation. In the event the parties fail to reach an agreement on the dispute within thirty (30) days after either Party’s request to the other parties for resolution of the dispute through negotiations, either party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Shanghai and the language used in the arbitration shall be Chinese. The arbitral award shall be final and binding on all parties. The arbitral tribunal may award compensation for the losses caused by other parties to the Pledgee due to the breach of contract by other parties to this Agreement in respect of Party C’s share rights, assets or property rights, award injunctive relief for related business or compulsory asset transfer, or order Party C to go bankrupt. After the arbitral award becomes effective, either party has the right to apply to a court of competent jurisdiction to enforce the arbitral award. If necessary, before making a final ruling on the disputes between the parties, the arbitration institution has the right to first order the defaulting party to immediately stop the breach of contract or rule that the breaching party shall not conduct any conduct that may further expand the losses suffered by the Pledgee. Hong Kong, the Cayman Islands or other courts with jurisdiction (including the court where Party C is domiciled, or the court where Party C or the Pledgee’s principal assets are located shall be deemed to have jurisdiction) are also entitled to grant or enforce the arbitral tribunals award and has the right to adjudicate or enforce interim relief for Party C’s share rights or property rights, and has the right to make a ruling or judgment to grant interim relief to the party initiating the arbitration before the formation of the arbitral tribunal, such as ruling or ordering the defaulting party to immediately stop the breach of contract or it is ruled that the breaching party shall not conduct any conduct that may further expand the losses suffered by the Pledgee.

13.3 In the event of any dispute arising from the construction and performance of this Agreement or any dispute being subject to arbitration, the parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement except for the matters in dispute.

13.4 After the execution of this Agreement, if at any time, due to the promulgation or change of any Chinese Laws, regulations or rules, or due to changes in the construction or application of such laws, regulations or rules; the following provisions shall apply: To the extent permitted by Chinese Law (a) if changes in law or newly promulgated provisions are more favorable to either party than the relevant laws, regulations, decrees or regulations in effect on the date of this Agreement (and the other party is not seriously disadvantaged), the parties shall promptly apply for the benefits of such changes or new regulations and use their best efforts to obtain approval of such applications; or (b) if either party’s economic interests under this Agreement are directly or indirectly materially and adversely affected as a result of the above-mentioned changes in law or newly promulgated provisions, this Agreement shall continue to operate in accordance with the original terms. Each party shall use all lawful means to obtain a waiver from compliance with such changes or regulations. If the adverse impact on the economic interests of either party cannot be resolved in accordance with the provisions of this Agreement, after the affected party notifies the other parties, the parties shall promptly negotiate and make all necessary modifications to this Agreement to maintain the affected party’s economic interests under this Agreement.

14. Force Majeure.

14.1 “Force majeure” or “force majeure event” means an unforeseeable, unavoidable and insurmountable event that makes a Party to this Agreement partially or completely unable to perform this Agreement. Such events include, but are not limited to, earthquakes, typhoons, floods, wars, strikes, riots, government actions, changes in legal requirements or their application.

14.2 In the event of a force majeure event, the obligations of the Pledgee affected by force majeure under this Agreement shall be automatically suspended during the delay period caused by force majeure, and its performance period shall be automatically extended accordingly, during which the party shall not subject to penalty or liability. In the event of a force majeure, the Parties shall promptly confer in good faith to seek a reasonable solution, and shall make every reasonable effort to minimize the impact of the force majeure.

15. Notices.

15.1 All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or by registered postage prepaid, by a commercial courier service or by fax transmission to the address of such party set force in Annex II. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.1.1 Notices given by personal delivery, by courier service or by registered postage prepaid, shall be deemed to have been effectively given at the address designated for the notice on the date of dispatch or refusal;

15.1.2 Notices given by fax transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.2 Any Party may at any time change its address, fax and/or email address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

16. Severability. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17. Annex. The annexes listed hereunder shall be an integral part of this Agreement.

18. Amendment, Change, Supplement and Copies.

18.1 Any amendments, changes and supplements to this Agreement shall be made in writing and come into effect upon signature or seal of all parties and completion of government registration procedures (if applicable).

18.2 This Agreement is in six (6) copies with equal legal effect. The Pledgor, the Pledgee and Party C shall each hold one (1) copy and submit one (1) copy to the registration authority. Four (4) copies shall be kept by the Pledgee.

19. Miscellaneous.

19.1 Except for any written amendments, supplements or changes made after the execution of this Agreement, this Agreement shall constitute the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and shall supersede any prior oral and written negotiations, representations and contracts with respect to the subject matter of this Agreement.

19.2 This Agreement shall be binding upon and beneficial to each Party’s respective successors and permitted assigns of such Party.

19.3 Either Party may waive its rights under this Agreement, but such waiver must be in writing and signed by both Parties. A waiver by either Party of a default by another Party in one instance shall not be deemed a waiver by such Party of a similar default in other instances.

19.4 The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

19.5 The Parties agree to promptly execute such documents as are reasonably necessary or beneficial to the implementation of the provisions and purposes of this Agreement, and to take further actions reasonably necessary or beneficial to the implementation of the provisions and purposes of this Agreement.

19.6 Without prejudice to the Transaction Agreement and other terms of this Agreement, if at any time, due to the promulgation or change of any Chinese Laws, regulations or rules, or due to changes in the construction or application of such laws, regulations or rules, or due to changes in relevant registration procedures, the Pledgee believes that maintaining the validity of this Agreement, maintaining the validity of the Pledges hereunder, and/or disposing of the rights and interests of shares in the manner specified in this Agreement has become illegal or inconsistent with such laws, regulations or rules, the Pledgor and Party C shall immediately take any actions and/or enter into any agreements or other documents in accordance with the Pledgee’s written instructions and the Pledgee’s reasonable request to: (1) maintain the validity of this Agreement and the Pledge hereunder; (2) dispose of interest in shares in the manner specified in this Agreement; and/or (3) maintain or realize the security created or intended to be created by this Agreement.

19.7 This Agreement is a legal document separate from the Transaction Agreement and other guarantee documents; the invalidity of the Transaction Agreement or other guarantee documents shall not affect the rights and obligations of the Parties under this Agreement; if the Transaction Agreement or other guarantee documents are declared invalid, but the Pledgor still has unfulfilled Contractual Obligations and/or still owes the Pledgee the Secured Debts, the Share Interests hereunder shall still be used as Pledges for Contractual Obligations and Secured Debts until the Pledgor pays off all the Secured Debts and performs all the Contractual Obligations.

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Annex II Contact Information

For notification purposes, the addresses of the parties are as follows:

The Pledgee: Zhizhen Artificial Intelligence Technology (Shanghai) Company Limited

Address: JT1662, Room 1203, No. 337, Shahe Road, Jiangqiao Town, Jiading District, Shanghai

paul.gaoxiaoi.com

Email: paul.gaoxiaoi.com

Party B: Please see the contact information for each shareholder listed in the table in Annex I

Party C: Shanghai Xiao-i Robot Technology Company Limited

Address: F7, No. 398, Lane 1555, West Jinshajiang Road, Jiading District, Shanghai

paul.gaoxiaoi.com

Email: paul.gaoxiaoi.com